UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	IDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 9 2026, Irwin Katsof notified IDT Corporation (the “Company”) of his resignation from the board of directors of the Company (the “Board”) and the respective committees of the Board on which he served. This resignation was not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.

Director Appointment

On June 9, 2026, the Board appointed William Conkling to the Board. Mr. Conkling's term will expire at the Company’s annual meeting of stockholders in 2026. The Board has determined that Mr. Conkling is “independent” in accordance with the listing standards of the New York Stock Exchange, the Company’s internal policies, and the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Mr. Conkling is expected to serve as the Chairman of the Audit Committee and be the Audit Committee Financial Expert and also serve as a member of the Compensation Committee and the Corporate Governance Committee.

Mr. Conkling, age 55, has served as the Chief Commercial Officer of Protara Therapeutics Inc. since June 2025. He served as the Chief Executive Officer of Rafael Holdings, Inc. (NYSE:  RFL) from February 2022 to May 2025 and served as the Chief Commercial and Business Officer of Rafael Holdings, Inc. from March 2021 to January 2022. Prior to joining Rafael Holdings, Inc., Mr. Conkling helped lead product commercialization for Immunomedics Inc. (acquired by Gilead for $21 billion in October 2020) as the VP Sales, Marketing and Market Access. Mr. Conkling also spent over 10 years at Novartis where he helped lead the US and global commercialization of several lifechanging treatment for patients suffering with debilitating diseases. Mr. Conkling is currently on the board of directors of Cornerstone Pharmaceuticals Inc., Rafael Medical Devices and Lipomedix Inc.  Mr. Conkling earned his Bachelor’s Degree from Fordham University and his Master’s Degree in Business Administration from New York University Stern School of Business.

There are no family relationships between Mr. Conkling and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer, and Mr. Conkling does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Conkling is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for annual compensation in the form of cash and equity-based awards.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
104	Cover Page Interactive Data File, formatted in Inline XRBL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

	By:	/s/ Shmuel Jonas
	Name:	Shmuel Jonas
	Title:	Chief Executive Officer

Dated: June 11, 2026

EXHIBIT INDEX

Exhibit No.	Document
104	Cover Page Interactive Data File, formatted in Inline XRBL document